Exhibit 99.1

NEWS RELEASE

TOREADOR ANNOUNCES THIRD QUARTER 2009 FINANCIAL RESULTS

Company Improves Operating Efficiencies and Continues to Focus on Growth Strategy

PARIS, FRANCE — (November 9, 2009) — Toreador Resources Corporation (NASDAQ: TRGL) today announced third quarter 2009 financial results.

Craig McKenzie, President and CEO of Toreador, said “We are pleased with our progress in the third quarter, particularly the announcement of the sale of our Turkish assets and the completion of the sale of our Hungarian assets.  We are now focusing our efforts on conventional exploration in France, with the La Garenne 1 well spudding this month, the unconventional “proof of concept” program of the Paris Basin Oil Shale, as well as evaluating market opportunities to enhance shareholder value.”

McKenzie continued “We are equally pleased with the progress we have made since the close of the third quarter, including the completion of the sale of our Turkish assets and the continued financial progress we have made by paying down our debt.  We have recently repurchased an additional $9 million of our convertible senior notes, which reduces our debt from $110.3 million at the beginning of this year to a current level of $54.7 million.  Reducing the Company’s debt has contributed to our ability to create value for our shareholders in spite of the challenging economic environment.”

THIRD QUARTER 2009 FINANCIAL RESULTS

	Three months ended
	September		Change	Change
($ millions, except where noted)	2009	2008	(units)	(%)
Revenue	$5.2	$9.6	$(4.4)	-46%
Operating income (loss)	$(1.8)	$6.1	$(7.9)	-130%
Income (loss) from discontinued operations	$(10.5)	$(3.7)	$(6.8)	184%
Income (loss) available to common shares	$(12.5)	$0.1	$(12.6)	—
Basic income (loss) per share ($/share)	$(0.59)	$—	$(0.6)	0%
Diluted income (loss) per share ($/share)	$(0.59)	$—	$(0.6)	0%
Capital expenditures	$3.90	$2.70	$1.20	44%
Production (MBOE)	83	89	(6)	-7%
Average realized price ($/BOE)	$62.19	$108.00	(45.81)	-42%

Revenues for the third quarter 2009 were $5.2 million compared to $9.6 million in the same period last year, a decrease primarily due to the decline in global oil prices and a temporary decrease in oil production while planned well repairs and maintenance activities were conducted.

Operating expenses for the third quarter 2009 were $7.0 million compared to $3.5 million in the third quarter of 2008. The increase is primarily due to a gain on oil and gas derivative contracts recorded in the third quarter of 2008 of $2.4 million, compared to $7,000 in the comparable period of 2009.  Operating expenses for the third quarter of 2009 include $1 million of costs associated with various administrative, relocation and severance expenses related to the relocation of our headquarters from Dallas, Texas to Paris France, $656,000 of costs associated with the sale of our Turkish and Hungarian subsidiaries and $591,000  in stock compensation.  Excluding these items from total general and administrative expenses, the overall general and administrative expenses for the third quarter 2009 totaled $1.9 million, as compared to $1.8 million for the comparable period in 2008. Lease operating expenses for the third quarter 2009 were $1.5 million, compared to $2.3 million in the comparable period in the prior year. This decrease is primarily due to the reduction in the cost of services provided by third party vendors due to the current global economic climate and a delay in performing several workovers in France until we finalize the plan to obtain the optimal results from the workovers.

Depreciation, depletion and amortization expenses for the third quarter 2009 were $1.4 million compared to $1.2 million in the third quarter of 2008. This increase is due primarily to the reduction in proved reserves assigned to the French assets at December 31, 2008, as a result of the $34.72 per barrel year-end oil price used for the reserves evaluation and was partially offset by the decline in oil production of 6 MBbls in the third quarter of 2009 as compared to the third quarter of 2008.

In the third quarter of 2009 the Company recorded a loss from discontinued operations of $10.5 million as compared to a loss of $3.7 million for the comparable period of 2008. The primary reasons for the increase are 1) for the quarter ended September 30, 2008 the Company recorded depreciation, depletion and amortization expense of $8.8 million while in the comparable period in 2009 there was $52,000 of depreciation, depletion and amortization expenses recorded since our operations in Turkey are accounted for as a discontinued operation; 2) for the quarter ended September 30, 2009, the Company recorded an impairment of oil and natural gas properties in Hungary of $5.4 million due to the decision to discontinue the construction of the pipeline; 3) in the third quarter of 2009 Toreador recorded $1.3 million in dry hole costs for the Durusu #1 well drilled in Turkey; and 4) the Company recorded revenue less lease operating expense of $1.3 million in the third quarter of 2009 due to the sale to Petrol Ofisi of a 26.75% interest in the South Akcakoca Sub-Basin, as compared to $5.6 million in the comparable period of 2008.

As a result of the above, for the three months ended September 30, 2009, the Company reported a loss available to common shares of $12.5 million, or $0.59 per diluted share, compared to income available to common shares of $70,000 in the third quarter of 2008, or $0.00 per diluted share.

Diluted weighted average shares outstanding in the third quarter of 2009 were 20.9 million, compared to 19.9 million diluted weighted average shares outstanding in the third quarter of 2008.

NINE MONTHS ENDED SEPTEMBER 30, 2009 FINANCIAL RESULTS

	Nine months ended
	September 30,		Change	Change
($ millions, except where noted)	2009	2008	(units)	(%)
Revenue	$13.1	$29.5	$(16.4)	-56%
Operating income (loss)	$(11.1)	$3.6	$(14.7)	-408%
Loss from discontinued operations	$(12.0)	$(66.2)	$54.2	118%
Loss available to common shares	$(20.5)	$(70.1)	$49.6	129%
Basic loss per share ($/share)	$(1.00)	$(3.55)	$2.6	128%
Diluted loss per share ($/share)	$(1.00)	$(3.55)	$2.6	128%
Capital expenditures	$5.00	$9.70	$(4.70)	-48%
Production (MBOE)	248	278	(30)	-11%
Average realized price ($/BOE)	$51.93	$105.81	(53.88)	-51%

Revenues for the nine months ended September 30, 2009 were $13.1 million compared to $29.5 million in the same period last year, a decrease primarily due to the decline in global oil prices and a general decrease in oil production.

Operating expenses for the nine months ended September 30, 2009 were $24.2 million compared to $25.9 million in the nine months ended September 30, 2008, a decrease primarily due to a $1.8 million loss on oil and gas derivative contracts in 2008. Operating expenses for the nine months ended September 30, 2009 include, in part, $4.2 million of costs associated with various administrative, relocation and severance expenses related to the relocation of our headquarters from Dallas, Texas to Paris, France, cost incurred due to the resignation of the former President and CEO of $832,000, $765,000 in costs associated with the sale of our Turkish and Hungarian subsidiaries and $2.8 million in stock compensation.  Excluding these items from total general and administrative expenses, the overall general and administrative expenses as of September 30, 2009, decreased from an adjusted $7.2 million for the nine months ended September 30, 2008, a 16% decrease when compared to the adjusted $6 million for the nine months ended September 30, 2009.  Lease operating expenses for the nine months ended September 30, 2009 were $5 million, compared to $6.9 million in the comparable period in the prior year. This decrease is primarily due to a reduction in the cost of services provided by third party vendors due to the current global economic climate a delay in performing several workovers in France until we finalize the plan to obtain the optimal results from the workovers.

Depreciation, depletion and amortization expense for the nine months ended September 30, 2009 was $4.5 million compared to $3.5 million in the nine months ended September 30, 2008. This increase is due primarily to the reduction in proved reserves assigned to our French assets at December 31, 2008, as a result of the $34.72 per barrel year-end oil price used for the reserves evaluation.

In the nine months ended September 30, 2009 the Company recorded a loss from discontinued operations of $12 million as compared to a loss of $66.2 million for the comparable period of 2008. The primary reasons for the increase are 1) for the nine months ended September 30, 2008 Toreador recorded depreciation, depletion and amortization expense of $26.5 million while in the comparable period in 2009 there was $157,000 of depreciation, depletion and amortization expenses recorded since Turkey is accounted for as a discontinued operation; 2) for the nine months ended September 30, 2008, the Company recorded an impairment of oil and natural gas properties in Turkey of $53.5 million due to the decline in the fair market value of the Company’s interest in the South Akcakoca Sub-Basin assets as compared to an impairment of $10.7 million in the first nine months of 2009; 3) in the nine months ended September 30, 2009 Toreador recorded $3.8 million in foreign currency exchange gain due to the strengthening of the United States Dollar compared to the Turkish Lira; and 4) the Company recorded revenue less lease operating expense of $3.7 million for the nine months ended September 30, 2009 due to the sale to Petrol Ofisi of a 26.75% interest in the South Akcakoca Sub-Basin, as compared to $15.8 million in the comparable period of 2008.

In the nine months ended September 30, 2009, the Company recorded a gain on the early extinguishment of debt of $3.4 million, which was due to the repurchase of $16.7 million principal amount of the convertible notes on the open market and through privately negotiated transactions for $12.7 million plus accrued interest and prepaid loan fees of $650,000.  In the comparable period of 2009, the Company recorded a gain on the early extinguishment of debt of $368,225.

As a result of the above, for the nine months ended September 30, 2009, the Company reported a loss available to common shares of $20.5 million, or $1.00 per diluted share, compared to a loss available to common shares of $70.1 million in the comparable period of 2008, or $3.55 per diluted share.

Diluted weighted average shares outstanding for the nine months ended September 30, 2009 were 20.4 million, compared to 19.8 million diluted weighted average shares outstanding in the comparable period of 2008.

FINANCIAL, OPERATIONAL AND STRATEGIC UPDATE

The Company has taken the following proactive steps through the third quarter of 2009 in line with its 2009 strategy presented at the Annual Shareholders Meeting held in June 2009:

•                  The elimination of a significant portion of the Company’s debt by the repurchase in the open market of $25.7 million face value of our 5% Convertible Senior Notes due 2025 at a purchase price of $21.4 million, which resulted in a gain of $3.4 million on the early extinguishment of debt.

•                  The sale agreements of our Turkish and Hungarian operations to focus on core French operations.

•                  The announcement of the appointments of Bernard de Combret as an Independent Director on the Board of Directors, Marc Sengès as Toreador’s Chief Financial Officer, and Tony Vermeire as the Company’s Commercial Director.

•                  In June 2009 the Company entered into a collar contract for approximately 18,000 Bbls per month of our French oil production for the months of July 2009 through December 2009. The floor price is $65.00 per bbl and the ceiling is $77.00 per bbl.

•                  The Company’s near and long-term strategy unveiled in June 2009 remains on track; the objectives are to improve operations efficiency with further reductions in G&A expense, unlock value from the existing asset portfolio, pursue conventional growth in France, and to exploit the high-impact Paris Basin Oil Shale. The Company continues to work toward partnering to develop the Paris Basin Oil Shale.

•                  The Company announced in August 2009 that it had secured a rig contract to drill the La Garenne well on the 100%-owned Rigny le Ferron permit.  The well is on track to spud this month.

The Company has taken the following additional steps since the end of the third quarter:

•                  The completion in October of the sale of our Turkish operations.

•                  The repurchase in October in the open market of $9 million face value of our convertible senior notes, which reduces our debt from $110.3 million at the beginning of this year to a current level of $54.7 million.

CONFERENCE CALL

Toreador will host a conference call on November 9, 2009 at 11:00 a.m. Eastern, to discuss financial results and current operations.  The conference leader will be Craig M. McKenzie, President and Chief Executive Officer.

Approximately 10 minutes before the conference call participants who wish to ask questions during the call should dial 1 (877) 941-6009 from within the U.S. or 1 (480) 629-9771 from outside the U.S. and provide the conference ID# 4174645 to access the call.

The conference call may also be accessed via Toreador’s internet home page at www.toreador.net  by selecting the “Investor Relations” link on the home page and then selecting the “Conference Call” link.

Those unable to participate in the live call may hear the rebroadcast for up to twelve months after the conference call at www.toreador.net by selecting the “Investor Relations” link on the home page and then selecting the “Conference Call” link or may dial 1 (800) 406-7325 within the U.S. or 1 (303) 590-3030 from outside the U.S., access code 4118617, to listen to a replay of the call.  Phone replays will be available for 14 days after the call.

ABOUT TOREADOR

Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of crude oil.  The company holds interests in developed and undeveloped oil properties in France.  More information about Toreador may be found at the company’s web site, www.toreador.net.

Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Toreador intends that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause Toreador’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, actual recoveries of insurance proceeds,  the ability of Toreador to obtain additional capital, and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. The historical results achieved by Toreador are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:

Toreador Resources

Shirley Anderson, +1-469-364-8531

TOREADOR RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2009	2008
	(Unaudited)
	(In thousands, except per share data)
Oil sales	$5,204	$9,641
Operating costs and expenses:
Lease operating	1,468	2,327
Exploration expense	22	170
Depreciation, depletion and amortization	1,393	1,196
General and administrative	4,136	2,207
Gain on oil and gas derivative contracts	(7)	(2,405)
Total operating costs and expenses	7,012	3,495
Operating income (loss)	(1,808)	6,146
Other income (expense):
Foreign currency exchange gain (loss)	1	(17)
Gain on early extinguishment of debt	—	368
Interest and other income	250	196
Interest expense, net of interest capitalized	(616)	(1,109)
Total other income (expense)	(365)	(562)
Income (loss) before taxes	(2,173)	5,584
Income tax (benefit) provision	(232)	1,787
Income (loss) from continuing operations, net of income taxes	(1,941)	3,797
Loss from discontinued operations, net of income taxes	(10,518)	(3,727)
Income (loss) available to common shares	$(12,459)	$70

Basic income (loss) available to common shares per share:
From continuing operations, net of income taxes	$(0.09)	$0.19
From discontinued operations, net of income taxes	(0.50)	(0.19)
	$(0.59)	$0.00

Diluted income (loss) available to common shares per share:
From continuing operations, net of income taxes	$(0.09)	$0.19
From discontinued operations, net of income taxes	(0.50)	(0.19)
	$(0.59)	$0.00

Weighted average shares outstanding:
Basic	20,869	19,929
Diluted	20,869	19,930

	Sept.30, 2009	Dec. 31, 2008
SELECTED BALANCE SHEET INFORMATION
Cash and cash equivalents	$10,626	$14,860
Total assets	129,345	207,156
Total liabilities	97,849	154,596
Stockholders’ equity	31,496	52,560

TOREADOR RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,
	2009	2008
	(Unaudited)
	(In thousands, except per share data)
Oil sales	$13,096	$29,478
Operating costs and expenses:
Lease operating	5,029	6,855
Exploration expense	130	918
Depreciation, depletion and amortization	4,536	3,490
General and administrative	14,663	10,574
(Gain) loss on oil and gas derivative contracts	(7)	1,806
Gain on sale of properties and other assets	(121)	—
Impairment of oil and gas properties	—	2,282
Total operating costs and expenses	24,230	25,925
Operating loss	(11,134)	3,553
Other income (expense):
Foreign currency exchange gain	131	977
Gain on the early extinguishment of debt	3,370	368
Interest and other income	726	598
Interest expense, net of interest capitalized	(2,559)	(3,122)
Total other (expense) income	1,668	(1,179)
Income (loss) before taxes	(9,466)	2,374
Income tax (benefit) provision	(1,002)	6,270
Loss from continuing operations, net of income taxes	(8,464)	(3,896)
Loss from discontinued operations, net of income taxes	(11,988)	(66,228)
Loss available to common shares	$(20,452)	$(70,124)

Basic loss available to common shares per share:
From continuing operations, net of income taxes	$(0.41)	$(0.20)
From discontinued operations, net of income taxes	(0.59)	(3.35)
	$(1.00)	$(3.55)

Diluted loss available to common shares per share:
From continuing operations, net of income taxes	$(0.41)	$(0.20)
From discontinued operations, net of income taxes	(0.59)	(3.35)
	$(1.00)	$(3.55)

Weighted average shares outstanding:
Basic	20,428	19,776
Diluted	20,428	19,776